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                                                             Exhibit 5.1


                         [LETTERHEAD OF WHITE & CASE]


December 5, 2000


Newmont Mining Corporation
1700 Lincoln Street
Denver, CO  80203


Dear Sirs:

         We have acted as counsel for Newmont Mining Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-4 (No. 333-50516) filed on November 22, 2000, and thereafter declared effective by the Commission, and the Company's Registration Statement on Form S-4 filed on December 5, 2000 (each a "Registration Statement", and together the "Registration Statements") relating to the proposed issuance of up to 26,700,000 shares of common stock, par value $1.60 per share, of the Company (the "Common Shares") and 2,300,000 shares of $3.25 convertible preferred stock, par value $5.00 per share, of the Company (the "Preferred Shares" and, together with the Common Shares, the "Shares"), which are proposed to be issued by the Company in connection with the merger (the "Merger") contemplated by that certain Agreement and Plan of Merger, dated as of June 21, 2000 (the "Merger Agreement"), by and among the Company, Bounty Merger Corp., a Nevada corporation and wholly-owned subsidiary of the Company ("BMC"), and Battle Mountain Gold Company, a Nevada corporation ("Battle Mountain") and by that certain Arrangement Agreement, dated as of June 21, 2000 (the "Arrangement Agreement"), by and among the Company, Battle Mountain, BMC, and Battle Mountain Canada Ltd., an Ontario corporation ("Battle Mountain Canada").

         We have examined such certificates of public officials, certificates of corporate agents and certificates of officers of the Company, and the originals (or copies thereof certified to our satisfaction) of such corporate documents and records of the Company, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth. In this connection we have assumed the genuineness of signatures on and the authenticity of all documents so examined. Also, we have relied upon such certificates of
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Newmont Mining Corporation
Page 2


public officials, corporate agents and officers of the Company and such other certificates with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based upon the foregoing, it is our opinion that, (i) the issuance of the Shares has been duly authorized by appropriate corporate action of the Company and (ii) when the Registration Statement filed on the date hereof becomes effective, under the Securities Act, the Merger has become effective in accordance with the General Corporation Law of the State of Delaware and the State of Nevada and the terms and conditions of the Merger Agreement and the Arrangement Agreement, the certificates representing the Shares have been duly signed by the Company and countersigned by the transfer agent and registrar of the Company, and the Shares have been issued and delivered as contemplated by the Merger Agreement, the Arrangement Agreement and the Registration Statements in exchange for outstanding shares of common stock, par value $0.10, and preferred stock, par value $1.00, as the case may be, of Battle Mountain, and exchangeable shares of Battle Mountain Canada, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the registration Statement and to the use of our name under the caption "Legal Matters" in the Proxy Statement/Prospectus forming part of the Registration Statements. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                             Very truly yours,

                                             /s/ White & Case LLP

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